SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2004

SILICON IMAGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Parviz Khodi, the Registrant’s Vice President of PC/Display Products, recently died unexpectedly. On September 27, 2004, after Mr. Khodi’s death, the Registrant’s compensation committee authorized the Registrant to pay Mr. Khodi’s estate an amount equal to six months of Mr. Khodi’s salary, plus an additional $78,000 (representing the amount that Mr. Khodi would have been expected to earn under the Registrant’s Bonus Plan for Fiscal Year 2004).  In addition, the Registrant amended the vesting provisions of several stock option agreements that Mr. Khodi had entered into with the Registrant, to provide for the vesting of an additional 90,392 shares with a weighted average exercise price of $3.35, effective upon Mr. Khodi’s death. These vested shares are in addition to the 169,294 shares with a weighted average exercise price of $4.06 that were vested as of the date of Mr. Khodi’s death.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits*

*                 Pursuant to General Instruction B4 of Form 8-K, the Registrant will file a document reflecting the amendment to the vesting terms of Mr. Khodi’s stock option agreements with the Registrant’s next quarterly report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2004		SILICON IMAGE, INC.

	By:	/s/ Robert G. Gargus
Robert G. Gargus
Vice President, Finance and Administration and Chief Financial Officer